Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rapid Line Inc.

(Exact name of registrant as specified in its charter)

Wyoming	8200	98-1646802
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Gieldowa 4A, Warsaw 01-211, Poland
+48222196622

info@kid-win.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wyoming Registered Agent

1621 Central Ave

Cheyenne, WY 82001

+13076375151

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 21, 2022

PROSPECTUS

RAPID LINE INC.

6,000,000 SHARES OF COMMON STOCK $0.02 PER SHARE

This is the initial public offering of Common stock of Rapid Line Inc. We are offering for sale a total of 6,000,000 shares of common stock at a fixed price of $0.02 per share for the duration of the offering. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our management, will attempt to sell the shares. This Prospectus will permit our President and Director, Wiktor Moroz to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares he may sell. Our President and Director will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, Mr. Moroz will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for the duration of the offering, which is a period of 210 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

There is no minimum number of shares required to be purchased. This offering is on a best effort, meaning, no minimum number of shares must be sold. See "Use of Proceeds" and "Plan of Distribution".

Rapid Line Inc. is a development stage, startup Company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

Rapid Line Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in "Risk Factors" beginning on page 7 of this prospectus.

The following table of contents has been designed to help you find information contained in this prospectus.

We encourage you to read the entire prospectus.

i

Rapid Line Inc.

Gieldowa 4A, Warsaw 01-211, Poland
+48222196622

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company”, “we”, “our”, “us”, “Rapid Line” refer to Rapid Line Inc. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

GENERAL INFORMATION ABOUT OUR COMPANY

Rapid Line Inc. is a development stage company formed to commence operations concerned with online education. Our executive and business office is located at Gieldowa 4A, Warsaw 01-211, Poland, and our telephone number is +48222196622. We were incorporated under the laws of the state of Wyoming on January 10, 2022. We maintain our statutory registered agent’s office at 1621 Central Ave, Cheyenne, WY, 82001

We have developed a full business plan. The Company has no revenue and has incurred losses since its inception. Our possesses assets in a form of an operative mobile application and a website.

We are providing the useful and effective type of online learning service, additional play-based studying in a form of quiz tool according to a school program available from anywhere using the phone and internet connection. Our online service provides a high quality, fundamental, comprehensive additional education through our mobile application “KIDWIN” for Android and iOS mobile OS. We are offering our services to the children and their parents in Poland and in future in some other European countries on different languages.

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We offer play-based studying that address the educational and personal development to the children from 7 to 16 years old through purposeful quizzes. Our future consumers require a mobile phone and internet connection to use our services. Our education app will seek to develop the knowledge of our young consumers primarily in school program according to their age and grade in the following 10 subjects:

●	Astronomy;
●	Biology: anatomy, cell and molecular biology, microbiology, genetics, zoology;
●	Chemistry: organic, inorganic, physical and biochemistry;
●	Geography: physical, environmental and political;
●	History;
●	Informatics;
●	Logics;
●	Mathematics: algebra, geometry, calculus, statistics;
●	Physics: thermodynamics and statistical mechanics, quantum mechanics, atomic physics, molecular physics etc.;
●	Religious studies.

Currently we have more than 5 000 quizzes and questions on different topics according to the grade of the children. We plan constantly expand the number of quizzes, questions and subjects in our services to make our application more attractive and desirable for those consumers, who want to gain the additional knowledge through our platform.

We have engaged a third-party vendor in the Czech Republic with significant experience in developing different mobile applications and websites to assist in our app development for Android and iOS platforms that follows our standards.

We have purchased the mobile application for online education (iOS and Android) for total consideration of US $34,000. The Mobile Application Purchase Agreement with Globalz LLC is filed as Exhibit 10.3 to this Registration Statement. We have issued a Promissory Note for purchasing the mobile application “KIDWIN”. It is filed as Exhibit 10.1 to this Registration Statement. According to this Promissory Note, the principal sum of $34,000, together with interest accruing on the unpaid balance at a rate of 10% per annum, computed from January 15, 2022 on the basis of a 365 day year, actual days elapsed. All unpaid principal and accrued unpaid interest shall be due and payable in full 3 years from January 15, 2022.

The links for the KID WIN application:

•	In Google Play - https://play.google.com/store/apps/details?id=com.kidwin
•	In App Store - https://apps.apple.com/app/kid-win/id1607338471

We have also engaged into Website Purchase Agreement with Globalz LLC for total consideration of $7,000. The Website Purchase Agreement is filed as Exhibit 10.4 to this Registration Statement. We have issued a Promissory Note for purchasing the website. It is filed as Exhibit 10.2 to this Registration Statement. According to this Promissory Note, the principal sum of $7,000, together with interest accruing on the unpaid balance at a rate of 10% per annum, computed from January 15, 2022 on the basis of a 365 day year, actual days elapsed. All unpaid principal and accrued unpaid interest shall be due and payable in full 3 years from January 15, 2022.

Our website address is https://kid-win.com/

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Our management has extensive experience in different startups. Led by Wiktor Moroz, our Company’s shared vision is owning, building and developing a market-dominant and agile education technology business. Private technology companies are changing the world at an unprecedented pace by establishing new markets, creating new experiences and disrupting legacy industries. This is happening at an accelerated pace in the digital and online education industry, driven by the knowledge economy and in last 2 years by COVID-19. We believe our management’s significant operating and managing experience and relationships will provide us with a substantial number of potential initial targets.

We are a development stage company that has generated no revenues and has had limited operations to date. For the fiscal year ended January 31, 2022, we incurred a net loss of $731 and an accumulated deficit of $731. As of January 31, 2022 we had total assets of $40,699 and total liabilities of $41,180.

Currently, we have only one employee who is also our sole officer and Director - Mr. Wiktor Moroz. He will offer the shares to friends, relatives, acquaintances and business associates.

We have issued 2,500,000 shares of our common stock at a price of $0.0001 per share to our sole officer and Director, in exchange for the provision of his services to the Company.

We estimate that about $30,000 will need to support our limited operations and pay all the expenses for a minimum period of next 12 months including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of about $30,000, our business plan as well as business may fail. If we require additional financing our sole officer and director will loan his funds to the Company. As written in section “Use of Proceeds”, we are attempting to raise $120,000 from this offering. We expect the maximum proceeds from this offering will be sufficient to implement our business plan.

As of the date of this prospectus, there is no public trading market for our common stock and there is no assurance that a trading market for our securities will ever develop.

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THE OFFERING

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Offered:	We are offering up to 6,000,000 shares of our common stock, par value $0.0001.

Offering Price per Share:	$0.02

Offering Period:	The shares are being offered for a period not to exceed 210 days, unless extended by our Board of Directors for an additional 90 days. There is no minimum offering of the shares before the expiration date of the offering.

Net Proceeds to the Company:	$120,000

Use of Proceeds:	We intend to use the net proceeds for professional fees, employee salaries, further development of our services, administration expenses, marketing and advertising. See "Use of Proceeds" sections for more information on the use of proceeds.

Number of Shares Outstanding Prior to the Offering:	2,500,000

Number of Shares Outstanding After the Offering:	8,500,000

Our President and Director and/or affiliates do not intend to purchase any shares in this offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial our audited financial statements for the fiscal year ended January 31.

January 31, 2022
Financial Summary
Total Assets	$40,699
Total Liabilities	(41,180)
Total Stockholder's Equity	$(481)

January 31, 2022
Statements of Operations
Revenue	$–
Total Operating Expenses	(731)
Net Loss for the Period	$(731)

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RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. You could lose all or part of your investment due to any of these risks.

RISKS ASSOCIATED WITH OUR COMPANY

Our Ability To Sustain Our Operations Depends On Our Ability To Rise Funding. Furthermore, There Is A Risk Associated With The Business Dependence On The Market In Poland.

Our future is dependent upon our ability to obtain financing and upon future profitable operations. Furthermore, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise doubt that we will be able to continue as a going concern. Any financial changes on the market in Poland could curb our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when required, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose the money you invest. You should consider our independent registered public accountant’s comments when assessing whether an investment in Rapid Line Inc. is safe.

Since We Are A Development Stage Company, Have Generated No Revenues, An Investment In The Shares Offered Herein Is Highly Risky And Could Result In A Complete Loss Of Your Investment If We Are Unsuccessful In Our Business Plans.

Our company was incorporated on January 10, 2022. We have not yet commenced our business operations and we have not earned yet any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial start-up of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

Consumers May Not Accept an Online Source for Our Services Which Will Lower Our Future Profitability

Our success will depend on attracting and retaining a high volume of online customers at a reasonable cost. We may not be able to convert a large number of consumers to our online learning platform. Some factors that could prevent or delay the widespread consumer acceptance of purchasing the subscription of our online services and consequently lower our future profitability:

•	Online tutoring requires a high-level of self-discipline and personal time management;
•	Online customers need a reliable smartphone and the Internet to access our services ;
•	Online customers need to be a highly self-motivated person to take full advantage of KIDWIN services;

Because Our Services Will Not Be Patent Protected, Other Competitors Could Copy Our Technologies, Which Could Cause Our Business To Fail.

One of our potential competitive advantages will be our application for online education. Due to the costs involved and the potential inability to qualify, we will not apply for patent protection of our service in foreseeable future. Accordingly, our business is subject to the risk that competitors could either copy or reverse engineer our technologies. If this occurs, our ability to sell our services could be jeopardized, which could cause our business to fail.

5

If Wiktor Moroz, Our Sole Officer And Director, Should Resign Or Die, That Could Result In Our Operations Being Suspended. If That Should Occur, Our Business Could Fail, And You Could Lose Your Entire Investment.

We are dependent on the services of Wiktor Moroz, our CEO, sole officer and director for the future success of the business. The loss of the services of him could have an adverse effect on our business, financial conditions and results of operations. If Wiktor Moroz should die, there will be no one to appoint a new officer and in that event we will have no alternative but to cease operations.

Because We Are A Small Company And Have Limited Capital, Our Marketing Campaign May Not Be Good Enough To Attract Sufficient Clients For Us To Operate Profitably. If We Do Not Make A Profit, We Will Suspend Or Cease Operations.

Due to the fact we are a small company and have limited capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Investors Cannot Withdraw Funds Once Their Subscription Agreements Are Accepted By The Company. Therefore, Because The Investment Is Irrevocable, Investors Must Be Prepared That They May Lose Their Entire Investment If The Business Fails.

Investors do not have the right to withdraw invested funds once the subscription agreement is accepted by the Company. Subscription payments will be paid to Rapid Line Inc. and held in our corporate bank account. Once the Company reviews the Subscription Agreements, and determines that they are in good order, and the Company accepts the subscription, investors will not have the right of return of such funds, the investment will become irrevocable. Therefore, if the business of the Company fails, the investor must be prepared to lose their entire investment in the Company.

If Our Security Measures Are Breached Or Fail And Result In Unauthorized Disclosure Of Data By Our Employees Or Our Third-Party Agents, We Could Lose Existing Subscribers, Fail To Attract New Subscribers And Be Exposed To Protracted And Costly Litigation.

Maintaining platform security is of critical importance to our subscribers because the platform stores and transmits proprietary and confidential information, which may include sensitive personally identifiable information that may be subject to stringent legal and regulatory obligations. As an electronic education service provider, we face an increasing number of threats to our IT infrastructure, including unauthorized activity and access by our employees or third-party agents, system viruses, worms, malicious code and organized cyber-attacks, which could breach our security and disrupt our business. We plan to introduce data security and confidentiality protocols. As we expand, we hope to invest in improving our technology security initiatives, information technology risk management and disaster recovery plans to prevent unauthorized access of confidential or sensitive personal information by our employees and third-party sales agents in the process of engaging prospective subscribers.

These measures, however, may not be as effective as we anticipate. If our security measures are breached or fail as a result of third-party action, employee error, malfeasance or otherwise, we could be subject to liability or our business could be interrupted, potentially over an extended period of time. Any or all of these issues could harm our reputation, adversely affect our ability to attract and enroll prospective subscribers, cause prospective subscribers not to enroll or stay enrolled, or subject us to third-party lawsuits, regulatory fines or other action or liability. Further, any reputational damage resulting from breach of our security measures could create distrust of our company by prospective subscribers or investors. We may be required to expend significant management time and additional resources to protect against the threat of these disruptions and security breaches or to alleviate problems caused by such disruptions or breaches.

6

Because The Company’s Headquarter And Assets Are Primarily Located Outside The United States Investors May Experience Difficulties In Attempting To Effect Service Of Process And To Enforce Judgments Based Upon U.S. Federal Securities Laws Against The Company And Its Non U.S.A. Resident Officer And Director.

While we are organized under the laws of State of Wyoming, our officer and Director is a non-U.S.A. resident and our headquarters and assets are located outside the United States. Our headquarters and major assets, other than our bank account, are in Poland. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws, enforce judgments based on the civil liability provisions of the United States securities laws or bring an original action against him in Poland court to enforce liabilities based upon the United States federal securities laws. Since our major assets, other than our bank account, are currently located outside U.S.A. it may be difficult or impossible for U.S.A. investors to collect a judgment against us.

Privacy Concerns Could Limit Our Ability To Collect And Leverage Our User Data And Disclosure Of User Data Could Adversely Impact Our Business And Reputation.

In the ordinary course of our business and in particular in connection with conducting sales and marketing activities with our existing and prospective subscribers as well as the utilization of our AI-powered platform programs, we collect and utilize data supplied by our users. We currently face certain legal obligations regarding the manner in which we treat such information. Increased regulation of data utilization practices, including self-regulation or findings under existing laws that limit our ability to collect, transfer and use data, could have an adverse effect on our business. In addition, if we were to disclose data about our users in a manner that was objectionable to them, our business reputation could be adversely affected, and we could face potential legal claims that could impact our operating results.

Internationally, we may become subject to additional and/or more stringent legal obligations concerning our treatment of customer and other personal information, such as laws regarding data localization and/or restrictions on data export. Failure to comply with these obligations could subject us to liability, and to the extent that we need to alter our business model or practices to adapt to these obligations, we could incur additional expenses.

We Expect To Invest In Our Growth For The Foreseeable Future. If We Fail To Manage This Growth Effectively, The Success Of Our Business Model Will Be Compromised.

We anticipate rapid growth in gross billings and net revenues upon the acquisition of our childhood education business segment, which growth is expected to be driven primarily by the growth of our subscriber base. Rapid growth may place a significant strain on our sales and marketing capacities, administrative and operating infrastructure, facilities and other resources. To manage our anticipated our growth, we may need to continue to acquire more subscribers, scale up our product and service offerings, as well as strengthen our platforms and systems. We will also be required to refine our operational, financial and management controls and reporting systems and procedures. If we fail to efficiently manage the establishment and future expansion of our business, our costs and expenses may increase more than we plan and we may not successfully attract a sufficient number of subscribers and strategic partners in a cost-effective manner, respond to competitive challenges, or otherwise execute our business plans. In addition, we may, as part of carrying out our growth strategies, adopt new initiatives to offer additional educational content and to implement new pricing models and strategies. We cannot assure you that these initiatives may achieve the anticipated results. These proposed changes may not be well received by our existing and prospective users, in which case their experience with our education services may suffer, which could damage our reputation and business prospects.

7

Our ability to effectively implement our strategies and manage any significant growth of our business will depend on a number of factors, including our ability to:

•	maintain and increase our subscriber base;
•	develop and improve service and product offerings to make them appealing to our users;
•	successfully implement enhancements and improvements to the systems and platforms;
•	identify and effectively market our products and services in new markets with sufficient growth potential;
•	continue to improve our operational, financial and management controls and efficiencies; and
•	make sound business decisions in light of the scrutiny associated with operating as a public company.

These activities require significant capital expenditures and investment of valuable management and financial resources, and our growth will continue to place significant demands on our management. There are no guarantees that we will be able to effectively manage any future growth in an efficient, cost-effective and timely manner, or at all. If we do not effectively manage the growth of our business and operations, our reputation, results of operations and overall business and prospects could be negatively impacted.

Our Education Online Service Revenue Model Depends On Developing A Subscriber Base Of Users. If We Fail To Reach A Critical Mass Of Subscribers, Our Net Revenues May Decline, And We May Not Be Able To Implement Our Business Plan.

We expect to generate revenue primarily from the fees and subscriptions we collect from our users. It is critical for us to enroll subscribers in a cost-effective manner. Some of the factors, many of which are largely beyond our control, could prevent us from successfully increasing subscriptions in a cost-effective manner, or at all. These factors include, among other things:

•	reduced interest in the products and services we offer;
•	negative publicity or perceptions regarding us, or electronic education services in general;
•	the emergence of alternative technologies not offered by us;
•	the inability of subscribers to pay the fees;
•	increasing market competition, particularly price reductions by competitors that we are unable or unwilling to match; and
•	adverse changes in relevant government policies or general economic conditions.

If one or more of these factors reduce market demand for our services, our subscriber base may not materialize as anticipated or our costs associated with subscriber acquisition and retention could increase, or both, any of which could materially affect our ability to grow our gross billings and net revenues. These developments could also harm our brand and reputation, which would negatively impact our ability to establish or expand our business.

We Expect To Rely Heavily On Information And Technology To Operate Our Existing And Future Education Products And Services, And Any Cyber Security Incident Or Other Disruption To Our Technology Infrastructure Could Result In The Loss Of Critical Confidential Information Or Adversely Impact Our Reputation, Business Or Results Of Operations.

Our ability to attract and retain customers and to compete effectively depends in part upon the satisfactory performance and reliability of our technology network, including the ability to provide features of services that are important to our customers and to protect our confidential business information and the information provided by our customers. We also rely on our technology to maintain and process various operating and financial data that are essential to the day-to-day operation of our business and formulation of our development strategies. Our business operations and growth prospects depend on our ability to maintain and make timely and cost-effective enhancements and upgrades to our technology system and to introduce innovative additions that can meet changing operational needs in future. Therefore, we expect to continue to invest in advanced information technology and any equipment to enhance operational efficiency and reliability as we grow. Accordingly, any errors, defects, disruptions or other performance problems with our IT infrastructure could damage our reputation, decrease user satisfaction and retention, adversely impact our ability to attract new users and expand our service and product offerings, and materially disrupt our operations. If any of these occur, our business operations, reputation and prospects could be harmed.

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We May Not Be Able To Oversee The Entity Efficiently.

We may not be able to oversee the entity efficiently, realize anticipated profits or effectively implement our growth and operating strategies.

This involves risks that could adversely affect our operating results due to uncertainties involved with the new business, diversion of management’s attention in operating and managing the new business. There can be no guarantee that the new business will not cause us to incur additional debt and increase our exposure to market and other risks. In addition, Rapid Line’s management has very little experience with the necessary disclosure practices of a public company and may not be able to timely provide sufficient information to our accounting staff. Our failure to successfully pursue our strategies or effectively operate and manage the entity could also have a material adverse effect on our rate of growth and operating performance.

We face intense competition which could adversely affect our results of operations and market share.

We operate in a highly competitive and fragmented industry that is sensitive to price, content (i.e. curriculum) and quality of service. Some of our competitors may have more financial resources, longer operating histories, larger customer bases and greater brand recognition than we do, or they are controlled or subsidized by foreign governments, which enables them to obtain or raise capital and enter into strategic relationships more easily. We also compete with leading supplier companies based on a number of factors including business model, operational capabilities, and cost control and service quality.

We are also subject to other risks and uncertainties that affect many other businesses, including but not limited to:

•	Any impacts on our business resulting from new domestic and international government laws and regulation;
•	Market conditions in the children online education industry or the economy as a whole;
•	Market acceptance of our new service and growth initiatives;
•	Announcements of the introduction of new products and services by our competitors;
•	The impact of technology developments on our operations and on demand for our products and services;
•	Developments concerning current or future strategic collaborations;

If we are unable to respond to these changing market conditions, our business and financial results may be materially affected.

The Sarbanes-Oxley Act Imposes Considerable Encumbrance Upon The Company Without Providing Equitable Benefits To The Company.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate responsibility in the wake numerous accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate accountability, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the transparency, accuracy and reliability of corporate disclosures pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file regular reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of guidelines by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived heightened personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain suitable persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could curtail the company from becoming a profitable business.

Our Business, Results Of Operations And Financial Condition May Be Adversely Affected By Global Public Health Epidemics, Including The Various Strains Of COVID-19.

The extent to which COVID-19 negatively impacts our business is highly uncertain and cannot be accurately predicted. We believe that the coronavirus outbreak and the measures taken to control it may have a significant negative impact on not only our business, but economic activities globally. The magnitude of this negative effect on the continuity of our business operation in Poland or some other countries remains uncertain. These uncertainties impede our ability to conduct our daily operations and could materially and adversely affect our business, financial condition and results of operations, and as a result affect our stock price and create more volatility.

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RISKS ASSOCIATED WITH THIS OFFERING:

 If We Are Unable To Successful Launch And Operate The “KIDWIN” Online Platform As Planned, Our Results Of Operation Will Be Significantly Impacted.

The successful launch of the “KIDWIN” service will depend on many factors, including realistic scheduling of future extensions and development time of our app, the effectiveness of quality control, maintaining high productivity when facing unexpected technical difficulties, the time to obtain and integrate third-party services, the changes in availabilities of software and hardware infrastructures provided by third parties, and sudden changes in government policies. The attractiveness of our service to our prospective learners and subscribers also depends on our ability to innovate. To remain competitive, we must continue to develop and expand our platform and education services. We must also continue to enhance and improve our technology infrastructure. These efforts may require us to develop or license increasingly complex technologies. In addition, new education services and technologies developed and introduced by competitors could render our education services and technologies obsolete if we are unable to update or modify our own technology. Developing and integrating new education services and technologies into our existing platform and infrastructure could be expensive and time-consuming. Furthermore, any new features and functions may not achieve market acceptance. We may not succeed in implementing new technologies, or may incur substantial costs in doing so. Our platform and education services must achieve high levels of market acceptance in order for us to recoup our investments. Our platform and education services could fail to attain sufficient market acceptance for many reasons, including:

•	we may fail to predict market demand accurately and to provide education services that meet this demand in a timely fashion;
•	our marketing efforts may be inefficient and fail to attract the potential users;
•	there may be defects, errors or failures on our platform;
•	there may be negative publicity about our platforms’ performance or effectiveness; and
•	there may be competing services or technologies introduced or anticipated to be introduced by our competitors.

If our platform and online education services or technologies do not achieve adequate acceptance in the market, our competitive position, results of operations and financial condition could be materially and adversely affected.

We Are Selling This Offering Without An Underwriter And May Be Unable To Sell Any Shares. Unless We Are Successful In Selling At Least 25% Of The Shares And Receiving $30,000 In The Proceeds From This Offering, We May Have To Seek Alternative Financing To Implement Our Business Plans.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that he will be able to sell any of the shares.

The Trading In Our Shares Will Be Regulated By Securities and Exchange Commission Rule 15g-9 Which Established The Definition Of A "Penny Stock." The Effective Result Being Fewer Purchasers Qualified By Their Brokers to Purchase Our Shares, And Therefore a Less Liquid Market for Our Investors to Sell Their Shares.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

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There Is No Liquidity And No Established Public Market For Our Common Stock And We May Not Be Successful At Obtaining A Quotation On A Recognized Quotation Service. In Such Event It May Be Difficult To Sell Your Shares.

There is presently no public market in our shares and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed on our behalf by a market maker for admission to quotation of our securities on the Over-the-Counter Bulletin Board ("OTC") after this prospectus is declared effective by the SEC. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

We Will Be Holding All Proceeds From The Offering In A Standard Bank Checking Account. There Is No Guarantee That All Of The Funds Used As Outlined In The Use Of Proceeds Table Will Be Effective For Development Of Our Business Described In This Prospectus.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account. We intend to use the proceeds raised in this offering for the uses set forth in the proceeds table. The failure of funds used to effectively grow our business could result in unfavorable returns or no income at all. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

Our Director Will Continue To Exercise Significant Control Over Our Operations, Which Means As A Minority Shareholder, You Would Have No Control Over Certain Matters Requiring Stockholder Approval That Could Affect Your Ability To Ever Resell Any Shares You Purchase In This Offering.

Currently 100% of the outstanding common stock are beneficially owned by our sole officer and director. After the completion of the offering of 6,000,000 shares of common stock, our sole officer and director will still own 29,4% of our issued stock. In the event that fewer than the maximum shares of the offering are sold, management’s percentage ownership will raise. It will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Financial Industry Regulatory Authority ("FINRA") Sales Practice Requirements May Also Limit Your Ability To Buy And Sell Our Common Stock, Which Could Depress The Price Of Our Shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Market for Penny Stock Has Suffered In Recent Years from Patterns of Fraud and Abuse

According to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

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•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Our Sole Officer And Director Has No Experience Managing A Public Company Which Is Required To Establish And Maintain Disclosure Controls And Procedures And Internal Control Over Financial Reporting.

We have never operated as a public company. Wiktor Moroz, our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

Our Status As An "Emerging Growth Company" Under The Jobs Act Of 2012 May Make It More Difficult To Raise Capital When We Need To Do It.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company" and because we will not have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We Will Not Be Required To Comply With Certain Provisions Of The Sarbanes-Oxley Act For As Long As We Remain An "Emerging Growth Company."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act. Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

We Will Incur Ongoing Costs And Expenses For SEC Reporting And Compliance; Without Revenue We May Not Be Able To Remain In Compliance, Making It Difficult For Investors To Sell Their Shares, If At All.

Our business plan allows for the estimated cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

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FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," "might," "outlook," "could," "would," "pursue," "target," "project," "plan," "seek," "should," "assume," or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

•	trends affecting the Company's financial condition, results of operations or future prospects
•	the Company's business and growth strategies
•	the factors that we expect to contribute to our success and our ability to be successful in the future
•	our business model and strategy for realizing positive sales result
•	competition, including the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete;
•	expenses
•	the impact of new accounting pronouncements on our financial Statements
•	that our cash flows from operating activities will be sufficient to meet our projected operating and capital expenditures for the next twelve months
•	our market risk exposure and efforts to minimize risk
•	our overall outlook including all statements under Management's Discussion and Analysis of Financial Condition and Results of Operations
•	that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and
•	expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•	the Company's inability to raise additional funds to support operations and capital expenditures
•	the Company's inability to effectively manage its growth
•	the Company's inability to achieve greater and broader market acceptance in existing and new market segments
•	the Company's inability to successfully compete against existing and future competitors
•	the effects of intense competition that exists in Poland teaching industry
•	the economic downturn and its effect on consumer spending
•	the risk that negative industry or economic trends, including the market price of our common stock trading below its book value, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future period
•	the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, war, terrorist or similar activity or disasters
•	the effects of energy price increases on our cost of operations and our revenues
•	financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and the software industry
•	other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

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USE OF PROCEEDS

Our public offering of 6,000,000 is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The net proceeds to us from the sale of up to 6,000,000 shares offered at a public offering price fixed at $0.02 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses for legal, accounting, furniture and equipment, application improvements, maintenances and extensions, printing and other costs in connection with this offering.

The following table sets forth the uses of proceeds from the primary offering would be used assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $120,000 as anticipated.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds From This Offering	$30,000	$60,000	$90,000	$120,000
General And Administrative	3,000	3,000	3,000	3,000
Legal And Accounting	14,000	14,000	14,000	14,000
Advertising And Marketing	5,000	20,000	40,000	50,000
Furniture and Equipment	2,000	4,000	5,000	9,000
Application Improvements, Maintenances and Extensions	4,000	15,000	20,000	30,000
Salaries And Consulting	1,000	2,000	4,000	7,000
Additional Expenses	1,000	2,000	4,000	7,000
Total	$30,000	$60,000	$90,000	$120,000

The priority of the use of proceeds from this offering are (1) advertising and marketing (2) legal and accounting, (3) application improvements, maintenances and extensions, (4) general and administrative, (5) salaries and consulting, (6) furniture and equipment, and (7) additional expenses.

The above figures represent only estimated costs.

We are going to spend a major part of proceeds on advertising and marketing of our services. If we do not have enough money for advertising and marketing campaign it can badly effect on the business. We are going to arrange web advertisements and social web communities marketing. Our web banners are going to be placed on the web sites and forums related to the online learning and education. We plan to spend the money to pay for Google, Facebook, YouTube and Instagram advertising, to attract the attention of users who search information related to our business.

Also we intend to make the improvements and maintenances of our KIDWIN application and extension of our subjects and quizzes in order to attract more potential customers and to make our services more attractive and desirable.

None of the proposed allocations set forth in the foregoing table is a firm commitment by us. Projected expenditures are estimations or approximations only. Actual expenditures will differ from projected expenditures if: (1) less than the maximum offering is sold; (2) more funds than estimated are required to accomplish the objectives set by management in a particular area; (3) a particular objective can be obtained with less funding than anticipated; or (4) the objectives set by management are determined to be unobtainable. To the extent that the proposed objectives cannot be achieved for the scheduled amounts, management may draw supplemental amounts from other categories of estimated expenses (if available), from operating revenues (if any) or from additional financing, the availability of which cannot be assured. Any amounts not expended for scheduled purposes will be reallocated for general corporate purposes. In the event we are not successful in selling all of the Common Stock offered herein, the amount allocated in the above table will be reduced proportionately to the amount of proceeds actually received.

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DETERMINATION OF OFFERING PRICE

The offering price of the 6,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution of the Price Investor Pays For Its Shares

The price of our offering of 6,000,000 shares is fixed at $0.02 per share for the duration of the offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of January 31, 2022, the net tangible book value of our shares was $(481) or approximately $(0.0002) per share, based upon 2,500,000 shares outstanding.

The table below represents the dilution per share to the new investors. However, it does not give any effect to the results of any operations after January 31, 2022. The following table shows the per share dilution assuming that 25%, 50%, 75% and 100% of the shares respectively of the primary Offering by the Company is sold.

Dilution table
Percentage of funding	25%	50%	75%	100%
Amount of new funding	$30,000	$60,000	$90,000	$120,000
Offering price	$00.02	$00.02	$00.02	$00.02
Shares after offering	4,000,000	5,500,000	7,000,000	8,500,000
Book value before distribution per share	$(0.0002)	$(0.0002)	$(0.0002)	$(0.0002)
Increase in book value per share	0.0076	0.0110	0.0130	0.0143
Book value after distribution per share	$0.0074	$0.0108	$0.0128	$0.0141
Dilution to purchasers	$0.0126	$0.0092	$0.0072	$0.0059
Dilution as percentage	63%	46%	36%	30%
% ownership of old shareholders	63%	45%	36%	29%
% ownership of new shareholders	38%	55%	64%	71%

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

	Price	Total
	Per	Number of	Percent of	Consideration
	Share	Shares Held	Ownership	Paid

Existing Stockholder 1.	$0.0001	2,500,000	29.4%	$250
Investors in this Offering	$00.02	6,000,000	70.6%	$120,000

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PLAN OF DISTRIBUTION

Plan of Distribution for the Company's Initial Public Offering of 6,000,000 Shares of Common Stock.

Rapid Line Inc. has 2,500,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 6,000,000 shares of its common stock for sale at a fixed price of $0.02 per share for the duration of the offering.  There is no arrangement to address the possible effect of the offering on the price of the stock.

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our Mr. Moroz to sell the Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to him for any Shares he sells.

In connection with the Company's selling efforts in the offering, Wiktor Moroz will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Moroz is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.

a.	Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and

b.	Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

Wiktor Moroz will sell the 6,000,000 shares of common stock and intends to offer them to friends, family members and business acquaintances. He will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Moroz is not, nor has been, within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Moroz will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Moroz will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 210 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

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DEPOSIT OF THE OFFERING PROCEEDS

This is a "best effort" offering and, as such, there is no assurance that we will sell any or all of the shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Rapid Line Inc.

DESCRIPTION OF SECURITIES

Common Stock

On the date hereof, there were 2,500,000 shares of common stock issued and outstanding. Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.0001. The holders of our common stock:

(i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

(ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

(iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

EXPERTS

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to January 31, 2022 have been audited by Gries & Associates, LLC. We include the financial statements in reliance on their independent report, given upon their authority as experts in accounting and auditing.

The validity of the Common Stock offered hereby will be passed upon by William L. Macdonald, a W.L. Macdonald Law Corporation.

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DESCRIPTION OF BUSINESS

Rapid Line Inc. is a development stage company formed to commence operations concerned with online education. We were incorporated under the laws of the state of Wyoming on January 10, 2022. From our formation we were engaged in the business of namely the development, marketing and business process analysis, problem solving and general business services by our CEO, sole Officer and Director Mr. Moroz. Our executive and business office is located at Gieldowa 4A, Warsaw 01-211, Poland, and our telephone number is +48222196622. We maintain our statutory registered agent’s office at 1621 Central Ave, Cheyenne, WY, 82001.

The Company has only recently commenced operations as a development-stage company, and it has limited operating history and is expected to experience losses in the near term. The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger following this offering.

Our management has extensive experience in different startups. Led by Wiktor Moroz, our Company’s shared vision is owning, building and developing a market-dominant and agile education technology business. Private technology companies are changing the world at an unprecedented pace by establishing new markets, creating new experiences and disrupting legacy industries. This is happening at an accelerated pace in the digital and online education industry, driven by the knowledge economy and in last 2 years by COVID-19. We believe our management’s significant operating and managing experience and relationships will provide us with a substantial number of potential initial targets.

We are a development stage company and currently have no revenues or significant assets and we have incurred losses since its inception. As of January 31, 2022 our total assets were $40,699 and our total current liabilities were $41,180. Our possesses assets in a form of a fully integrated learning system that can digitally track learning time and offer a personalized training experience that is customized for every consumer and a Company’s website.

.

We are providing the useful and functional type of online learning service, additional play-based studying in a form of quiz tool according to a school program available from anywhere using only smartphone and the internet connection. Our online service provides a high quality, fundamental, comprehensive additional education through our mobile application KidWin for Android and iOS mobile OS. We are offering our services to the children and their parents in Poland and in future in some other European countries on different languages.

We offer play-based studying that address the educational and personal development to the children from 7to 16 years old through purposeful quizzes. Our future consumers require a mobile phone and internet connection to use our services. Our education app will seek to develop the knowledge of our young consumers primarily in school program according to their age and grade in the following 10 subjects:

●	Astronomy;
●	Biology: anatomy, cell and molecular biology, microbiology, genetics, zoology;
●	Chemistry: organic, inorganic, physical and biochemistry;
●	Geography: physical, environmental and political;
●	History,
●	Informatics;
●	Logics;
●	Mathematics: algebra, geometry, calculus, statistics;
●	Physics: thermodynamics and statistical mechanics, quantum mechanics, atomic physics, molecular physics etc.
●	Religious studies.

Currently we have a lot of questions on different topics.

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We believe that every kid is a unique child, who is constantly learning and can be capable, confident and self-assured; children develop and learn in different ways and at different rates.

We believe that planned, purposeful and interesting educational process is essential for the development and confidence in children's decisions as it allows children to explore, learn new facts abound the world and get the most useful knowledge. We expect children to learn more by involving in educational process with interesting and play-based quizzes and questions. These are just some of the reasons that motivated us to develop this online service for children education.

We have engaged a third-party vendor in the Czech Republic with significant experience in developing different mobile applications and websites to assist in our app development for Android and iOS platforms that follows our standards.

We have purchased the mobile application for online education (iOS and Android) for total consideration of US $34,000. The Mobile Application Purchase Agreement with Globalz LLC is filed as Exhibit 10.3 to this Registration Statement. We have issued a Promissory Note for purchasing the mobile application “KIDWIN”. It is filed as Exhibit 10.1 to this Registration Statement. According to this Promissory Note, the principal sum of $34,000, together with interest accruing on the unpaid balance at a rate of 10% per annum, computed from January 15, 2022 on the basis of a 365 day year, actual days elapsed. All unpaid principal and accrued unpaid interest shall be due and payable in full 3 years from January 15, 2022.

The links for the KID WIN application:

•	In Google Play - https://play.google.com/store/apps/details?id=com.kidwin
•	In App Store - https://apps.apple.com/app/kid-win/id1607338471

We have also engaged into Website Purchase Agreement with Globalz LLC for total consideration of $7,000. The Website Purchase Agreement is filed as Exhibit 10.4 to this Registration Statement. We have issued a Promissory Note for purchasing the website. It is filed as Exhibit 10.2 to this Registration Statement. According to this Promissory Note, the principal sum of $7,000, together with interest accruing on the unpaid balance at a rate of 10% per annum, computed from January 15, 2022 on the basis of a 365 day year, actual days elapsed. All unpaid principal and accrued unpaid interest shall be due and payable in full 3 years from January 15, 2022.

Our website address is https://kid-win.com/

We have developed a comprehensive online service for additional education that feature a set of interactive quizzes featuring dynamic 10 popular school subjects. We intend continuously make improvements, maintenances and expand of our application as well as develop complementary products and services for our consumers. The Company has developed a holistic approach to additional learning that promotes both the academic advancement in school program and personal knowledge development of pupils. We offer subject-based additional education with unique model that allows students to accumulate subject matter knowledge while also developing their capabilities and strengthening important personal traits. We also plan to utilize technological innovation across our products and services to enhance customer’s learning experiences and to improve teaching efficiency. Additionally, our online services will be expanded and use both virtual reality (VR) and augmented reality (AR) technologies to promote dynamic interaction.

We believe that KIDWIN will set forth robust standards for providing a high quality online tutoring and that adhering to the all necessary professional standards in additional children education will provide us with a competitive advantage over other providers of online tutoring for additional school education.

Our Process

We offer a comprehensive suite of educational products and services for the children ranging from the ages of 7 to 16, comprising mobile application "KIDWIN" for Android and iOS. We focus largely on additional teaching services through game-based questions with pictures, which can attract children and will be flexible of how and when they can study.

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In designing and operating our services for additional education, we use the school program guidelines published by the Department for Education of Poland and other professional teaching programs, which set forth standards for the learning and development of children from 7 to 16 years. Children can find solutions in 10 subjects, all written and verified according to the school program.

We have a trial period with limited features (without access to the detailed statistics and reports of the child’s success, without possibility to plan the tasks for the child and with a limited number of quizzes and questions available for studying) and prepaid subscriptions with full functionality.

To start using our services, the parents should sign up in our app and verify their personality. The registration process is very simple: filling the personal information, phone number or an email address and confirm it. Then they can create a profile for their child via creating login and password to get an access for the children's profile and cabinet. In the parent’s account are available such options as:

•	reports, where they can see the full statistics about the education of their child: the time spending in the educational process in the app, the number of correct answers, etc. It includes the assessment arrangements for measuring progress (and requirements for reporting to parents and/or care givers)
•	the awards (cups and coins), that his child get for the correct answers and for spending their time in the application, etc.

Then the child can log in into the children’s account and choose the subject according to the grade: astronomy, biology, chemistry, geography, history, informatics, logics, mathematics, physics or religious studies.

In child’s account are available such options as:

•	a great number of quizzes and questions according to kid’s grade in 10 school subjects;
•	a sections with awards that child can get for certain achievements while studying process. For example, for each 10 correct answers the kid can get 1 coin, for every 10 coins can get 1 prize cup, for every 10 hours spending while studying in the application can get +1 additional cup;
•	section with statistics of child’s success in educational process.

We plan to improve the reward and motivation system for children and make the possibility of exchanging coins and cups for valuable prizes that they can add to the "My Goals" section, also available from the parent’s account. We also plan to make the extensions with “Friends” section and “Competitions with friends” and make add-ons oriented and look like social platform features.

Revenue

We expect to earn revenue from our consumers via prepaid subscriptions. We offer our subscription plans at different prices for different terms of subscription. The plans and prices are as follows:

1 month - $15

3 months - $40

6 months - $60

12 months - $80

Parents are required to prepay for the subscription for appropriate term before the child can begin online educational process in a full mode. There is also available free of charge plan, but it has limited functionality (without access to the detailed statistics and reports of the child, without possibility to plan the tasks for the child and with a limited number of quizzes and questions available for studying).

As soon as we have a sufficient client base, we plan to launch targeted advertising initially on the platform for free subscribers to get additional revenue.

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Our Mobile Application

We have devoted significant resources to research and play way curriculum development, which are reflected in the quality of our course materials and effectiveness of our tutoring methodologies. We use courseware consisting of course and quizz models and have developed complementary products to meet the needs of our clients and take advantage of technological advancements.

We have engaged a third-party vendor in the Czech Republic with significant experience in developing different mobile applications and educational products to assist in our app development for Android and iOS platforms that follows our standards. As of January 31, 2022, this vendor has developed the full working and operative application with the materials for over 5 000 quizzes and questions in 10 subjects for us. We own the property for all course materials this vendor develops for us.

We have purchased the mobile application for online education “KIDWIN” (iOS and Android mobile platforms) for total consideration of $34,000. The Mobile Application Purchase Agreement is filed as Exhibit 10.3 to this Registration Statement. We have issued a Promissory Note for purchasing the mobile application “KIDWIN”. It is filed as Exhibit 10.1 to this Registration Statement. According to this Promissory Note, the principal sum of $34,000, together with interest accruing on the unpaid balance at a rate of 10% per annum, computed from January 15, 2022 on the basis of a 365 day year, actual days elapsed. All unpaid principal and accrued unpaid interest shall be due and payable in full 3 years from January 15, 2022.

The links for the KID WIN application:

•	In Google Play - https://play.google.com/store/apps/details?id=com.kidwin
•	In App Store - https://apps.apple.com/app/kid-win/id1607338471

Our Website

We have purchased a website. The site is currently completed and ready for use. We have also engaged into Website Purchase Agreement with Globalz LLC for consideration of $7,000. The Website Purchase Agreement is filed as Exhibit 10.4 to this Registration Statement. We have issued a Promissory Note for purchasing the website. It is filed as Exhibit 10.2 to this Registration Statement. According to this Promissory Note, the principal sum of $7,000, together with interest accruing on the unpaid balance at a rate of 10% per annum, computed from January 15, 2022 on the basis of a 365 day year, actual days elapsed. All unpaid principal and accrued unpaid interest shall be due and payable in full 3 years from January 15, 2022.

Our website address is https://kid-win.com. Here our potential customers could read more information about our company, services, prices and contact information.

Market Overview

The market of Poland is the increasing market with great potential and we believe a country’s GDP per capita is linked to its overall level of education attainment.

The COVID-19 has provided a catalyst to accelerate the future of education. Worldwide, it instantly forced about 1.6 billion learners online. Prior to this, the $7 trillion global education market had been growing at a steady 5% CAGR(Compound Annual Growth Rate), with the transition to digital learning starting over 20 years ago with the rise of the Internet. With approximately 4.8 billion people joining the Internet over the last 25 years, this newly formed digital infrastructure has lowered the barriers for individuals to access opportunities and to connect on a global scale.

Due to the effects that COVID-19 has had on today’s society, we believe that this period requires rapid technological change, particularly in the global educational industry.

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With accelerated and personalized learning, students will be able to advance based on competency. The one-size-fits-all style of education will become transformed into bespoke learning.

We anticipate a rise in learning through online-based platforms.

Competition

We operate in a highly competitive and fragmented industry that is sensitive to price, content (i.e. curriculum) and quality of service. Some of our competitors may have more financial resources, longer operating histories, larger customer bases and greater brand recognition than we do, or they are controlled or subsidized by foreign governments, which enables them to obtain or raise capital and enter into strategic relationships more easily. We also compete with leading supplier companies based on a number of factors including business model, operational capabilities, cost control and service quality.

Although we may compete against large sophisticated companies, owners of any size can provide effective competition for educational online services. There are many new companies that are entering the online educational market in Poland and may offer products and services at lower costs to build up their market share.

Marketing

We intend to conduct marketing activities through both online and offline channels.

Online channel

We will place online and mobile advertisements mainly on search engines and conduct marketing on leading web portals and social media platforms in Poland. When selecting marketing agents, we will concentrate on their demonstrative ability to generate traffic. Furthermore, we intend to cooperate with innovative media platforms and place banner advertisements or advertorials on education-focused platforms and mobile news apps.

Offline channel

We plan to place outdoor display advertisements in public transportation terminals and residential complexes in selected cities. We will try to promote our services in shopping malls or supermarkets near schools to distribute leaflets and register new consumers. Our Company intends to invite new clients via word-of-mouth referrals.

So, our marketing strategy also will be widened by way of the following methods:

•	through direct solicitations at popular local destinations such as supermarkets, post offices and banks;
•	through cold calls, fliers or coupons;
•	through various internet links and search engines; and
•	hosting conferences featuring famous or reputable educational experts and or attending third party conferences and events conferences where we will invite teachers, children and their families to learn more about our services.

We intend to devote significant resources to enhancing as well as expanding our products and services in order to attract more potential customers and to make our services more desirable. This also includes online product offerings in other countries across the Europe.

We will also leverage our large client’s base to effectively broaden, enhance and market our future add-ons for products and services. This will help us extend our existing business lines and strengthen our market leadership. Moreover, it will allow us to promote a more personalized learning experience for consumers.

In the future, we hope to be able to attract users by reputation and referrals from current consumers and their parents.

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Bankruptcy or Similar Proceedings

We have never been subject to bankruptcy, receivership or any similar proceeding.

Near-Term Requirements for Additional Capital

For the next twelve months, we intend to focus on our near-term goal of the maintenance and improvement of our mobile application and making advertisement and marketing to attract new consumers. We believe that we can finance all costs associated with this, but still we are subject to all of the risks inherent in a pre-revenue company for online education. There can be no assurance that that we will ever be successful in our online teaching business.

Customers

Our customers will be the children from 7 to 16 years old, as well as their parents who want their children to receive additional education, consolidate the results of the school program and gain knowledge outside of school. We do expect our customers to purchase the subscription up to six months in advance. We also expect to offer price concessions for customers, who purchase one year subscription in advance.

Employees.

We have no employees other than our sole officer and director, Wiktor Moroz.

Agreements

We have purchased the mobile application for online education (iOS and Android) for total consideration of $34,000. The Mobile Application Purchase Agreement with Globalz LLC is filed as Exhibit 10.3 to this Registration Statement. We have issued a Promissory Note for purchasing a mobile application KIDWIN for Android and iOS mobile platforms. It is filed as Exhibit 10.1 to this Registration Statement. According to this Promissory Note, the principal sum of $34,000, together with interest accruing on the unpaid balance at a rate of 10% per annum, computed from January 15, 2022 on the basis of a 365 day year, actual days elapsed. All unpaid principal and accrued unpaid interest shall be due and payable in full 3 years from January 15, 2022.

We have also engaged into Website Purchase Agreement with Globalz LLC for total consideration of $7,000. The Website Purchase Agreement is filed as Exhibit 10.4 to this Registration Statement. We have issued a Promissory Note for purchasing a website https://kid-win.com. It is filed as Exhibit 10.2 to this Registration Statement. According to this Promissory Note, the principal sum of $7,000, together with interest accruing on the unpaid balance at a rate of 10% per annum, computed from January 15, 2022 on the basis of a 365 day year, actual days elapsed. All unpaid principal and accrued unpaid interest shall be due and payable in full 3 years from January 15, 2022.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future.

Facilities and Executive Offices

We currently do not rent any real property or offices. Our corporate headquarters is located at Gieldowa 4а, Warsaw 01-211, Poland and our phone number is +48222196622. Further, this space has been provided by our sole executive Mr. Wiktor Moroz free of cost. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

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Government and industry regulation

We will be subject to applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our services in Poland and to operation of any facility in any jurisdiction which we would conduct activities. We believe that government regulation will have no material impact on the way we conduct our business.

Jumpstart Our Business Startups Act

Rapid Line Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1,07 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

•	The first fiscal year after its annual revenues exceed $ 1,07 billion;
•	The first fiscal year after the fifth anniversary of its IPO;
•	The date on which the company has issued more than $ 1,07 billion in non-convertible debt during the previous three-year period; and
•	The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
•	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;
•	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and
•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

•	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
•	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

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Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

•	The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;
•	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and
•	The requirements under Sections 14A (a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company, we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act.  This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
•	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
•	toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

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REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, https://www.sec.gov/.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time.  We intend to appoint a stock transfer agent following the completion of this offering.

FINANCIAL INFORMATION

Our fiscal year end is January 31. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception to January 31, 2022 can be found on page F-1.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Prospectus contains forward-looking statements. Our actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion and analysis of our financial condition and results of operations should be read together with the unaudited condensed financial statements and accompanying notes and the other financial information appearing elsewhere in this report. The analysis set forth below is provided pursuant to applicable Securities and Exchange Commission regulations and is not intended to serve as a basis for projections of future events.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
•	Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantages of the extended transition period.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1,07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1.07 billion in non-convertible debt during the preceding three year period. However, even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Financial Condition, Liquidity and Capital Resources

Cash and cash equivalents were $51 as of January 31, 2022. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Wiktor Moroz, our CEO and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, etc.

We have purchased the mobile application for online education (iOS and Android) for total consideration of $34,000. The Mobile Application Purchase Agreement with Globalz LLC is filed as Exhibit 10.3 to this Registration Statement. We have issued a Promissory Note for purchasing a mobile application KIDWIN for Android and iOS mobile platforms. It is filed as Exhibit 10.1 to this Registration Statement. According to this Promissory Note, the principal sum of $34,000, together with interest accruing on the unpaid balance at a rate of 10% per annum, computed from January 15, 2022 on the basis of a 365 day year, actual days elapsed. All unpaid principal and accrued unpaid interest shall be due and payable in full 3 years from January 15, 2022.

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The links for the KID WIN application:

•	In Google Play - https://play.google.com/store/apps/details?id=com.kidwin
•	In App Store - https://apps.apple.com/app/kid-win/id1607338471

We have also engaged into Website Purchase Agreement with Globalz LLC for total consideration of $7,000. The Website Purchase Agreement is filed as Exhibit 10.4 to this Registration Statement. We have issued a Promissory Note for purchasing a website kid-win.com. It is filed as Exhibit 10.2 to this Registration Statement. According to this Promissory Note, the principal sum of $7,000, together with interest accruing on the unpaid balance at a rate of 10% per annum, computed from January 15, 2022 on the basis of a 365 day year, actual days elapsed. All unpaid principal and accrued unpaid interest shall be due and payable in full 3 years from January 15, 2022.

Our website address is https://kid-win.com/. The site is currently completed and ready to use. Here our potential customers could read more information about our company, services, prices and contact information.

Mr. Moroz, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $30,000 of funding from this offering. Being a development stage company, we have limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing.

Our business office is located at Gieldowa 4а, Warsaw 01-211, Poland and our phone number is +48222196622.

RESULTS OF OPERATIONS

We have generated no revenue to date of this prospectus.

We have incurred expenses of $731 for company setup and professional fees since inception to January 31, 2022.

Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate any revenue we may need additional funding at the end of the twelve-month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $120,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

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PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital to achieve our business plan. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably commence operations in the field of online education and related areas in Poland. Our plan of operations following the completion is as follows:

Advertising and Marketing. Timeframe: 5th-12th Months. Estimated Cost $5,000-50,000.

Local and Digital Marketing (by Year 1). The Company will initiate its various local and online marketing campaigns. The objective is to build out its client base and wider consumer base using its mobile assets. We intend to conduct marketing activities through both online and offline channels.

Online channel

We will place online and mobile advertisements mainly on search engines and conduct marketing on leading web portals and social media platforms in Poland. When selecting marketing agents, we will concentrate on their demonstrative ability to generate traffic. Furthermore, we intend to cooperate with innovative media platforms and place banner advertisements or advertorials on education-focused platforms and mobile news apps.

Offline channel

We plan to place outdoor display advertisements in public transportation terminals and residential complexes in selected cities. We will try to promote our services in shopping malls or supermarkets near schools to distribute leaflets and register new consumers. Our Company intends to invite new clients via word-of-mouth referrals.

So, our marketing strategy also will be widened by way of the following methods:

•	through direct solicitations at popular local destinations such as supermarkets, post offices and banks;
•	through cold calls, fliers or coupons;
•	through various internet links and search engines; and
•	hosting conferences featuring famous or reputable educational experts and or attending third party conferences and events conferences where we will invite teachers, children and their families to learn more about our services.

We intend to devote significant resources to enhancing as well as expanding our products and services in order to attract more potential customers and to make our services more desirable. This also includes online product offerings in other countries across the Europe.

We will also leverage our large client’s base to effectively broaden, enhance and market our future add-ons for products and services. This will help us extend our existing business lines and strengthen our market leadership. Moreover, it will allow us to promote a more personalized learning experience for consumers.

Improvements, Maintenances and Extensions of “KIDWIN” Mobile Application. Timeframe: 3rd- 12th Months. Estimated Cost $4,000 – $30,000.

During this period we plan to improve our application to add additional features to it and make more extensions of it. As of the date of this prospectus we have purchased the fully working “KIDWIN” Mobile Application. We are going to hire programmers to help us with the improvement and extension of our application and adding new functional features to it. We do not have any written agreements with any programing vendors currently. Updating and extending our application will continue throughout the lifetime of our operations.

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Furniture and Equipment. Timeframe: 1st- 6th Months. Estimated Cost $2,000-$9,000.

Upon completion of the offering we plan to set up an office in Warsaw, Poland and acquire the necessary equipment to continue operations. To meet our basic requirements, we need to sell at least 25% of shares. In case we succeed to sell 50%, 75% or 100% of shares, we may rent or obtain an office with better facilities.

At the initial stage our basic needs are as follows, at least one computer, a mobile smartphone with Internet, an MFU, and Wi-Fi router with Internet. As we expect to develop our application to attract more customers, we may be able to rent a server to store our services data and other hosting provider services.

Office requirements to be working:

Furnishing and Equipment - $500-$5,000

Mobile smartphone and payment for mobile services - $700-$2,000

Wi-Fi router and Internet - $150-$350

MFU - $300-$500

Storage server, hosting provider services - $350- $1,150

Salaries and Consulting. Timeframe: 6th-12th Months. Estimated Cost $1,000 - $7,000.

Our company requires additional personnel only as it grows. At the initial stage, we expect that most of the jobs are due to be executed by our director. In case of growing the company plans to hire a third party to maintain the application and website. The company plans to hire freelance IT engineer to maintain the server we plan to buy or rent. Also to create and integrate new additional functionality for our website. When the company grows we plan to hire IT engineer on a regular basis.

Mr. Wiktor Moroz, our president will be devoting approximately thirty hours per week to our operations. Once we expand operations, and are able to attract more customers to use our service, Mr. Moroz has agreed to commit more time as required. Because he will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The report of our auditor on the audited financial statements of the Company for the fiscal year ended January 31, 2022 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern qualification on the Company’s financial statements for the fiscal year ended January 31, 2022.

During the fiscal years ended January 31, 2022 the Company nor anyone acting on its behalf consulted the Auditor Entity with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that the Auditor Entity concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name and Address	Age	Position(s)

Wiktor Moroz	46	President, CFO, CEO, Sole Director
Gieldowa 4а
Warsaw 01-211
Poland

Wiktor Moroz has been holding the above stated positions since the inception of the Rapid Line Inc. and is expected to hold them until the next annual meeting of our stockholders. Thereby, Mr. Wiktor Moroz is currently the Sole officer and Director and control person of Rapid Line Inc.

2004 - 2021 - worked in diverse roles as a self employed who provided business consulting services across the Europe. Mostly he served as a consultant. Among related branches were: marketing, sales and advertising. While collaborating with business owners he:

•	developed detailed business plans
•	developed and implemented promotional campaigns
•	met with clients to perform assessments
•	organized and assigned business projects
•	developed and implemented an ongoing companies budget
•	standardized and streamlined clients businesses functions
•	collaborated with members of the analyst teams to create project plans for client objectives
•	was engaged in marketing activities
•	advised and consulted clients on strategy, operations, finance, HR, and other areas of business

All this time he was seeking to accelerate the growth of small- and medium-sized businesses by delivering strategically-driven results. He made the clients businesses into higher performing businesses that were better aligned to their owner's expectations, by getting into the specifics of each business or client’s current strategic plan to make meaningful and financially rewarding improvements.

We expect that his global professional experience will help to propel KIDWIN to the forefront of the children online education industry in Poland and set us apart from our peers. Our director's experience and strong execution capabilities will enable us to grow successfully, manage our operations, and promote our newbie brand.

32

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

Wiktor Moroz, Age 46

Mr. Wiktor Moroz has served as the Company’s President, CEO, Secretary, Treasurer and a Director since its incorporation on January 10, 2022. He has got the degree in Business Administration.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a)of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

33

EXECUTIVE COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by Mr. Moroz our sole officer and director from our inception on January 10, 2022 until January 31, 2022:

SUMMARY COMPENSATION TABLE (1)

Change in
Pension
Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
Name						Plan	Compen-	Other
Principal				Stock	Option	Compen-	sation	Compen-
Position	Year	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals

Wiktor Moroz, President, CEO, CFO	2022	$0	$0	$250	$0	$0	$0	$0	$250

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
			Incentive			Number		Unearned	Unearned
			Plan Awards;			of	Market	Shares,	Shares,
	Number of	Number of	Number of			Shares	Value of	Units or	Units or
	Securities	Securities	Securities			or Units	Shares or	Other	Other
	Underlying	Underlying	Underlying			of Stock	Units of	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	That	Stock That	That	That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price	Date	Vested(#)	Vested	Vested	Vested

Wiktor Moroz	0	0	0	0	0	0	0	0	0

34

OFFICER COMPENSATION

Change in
Pension
Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Wiktor Moroz	0	0	0	0	0	0	0

OPTION GRANTS. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT AGREEMENTS

Currently we don’t have any employment agreements.

35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 2,500,000 shares of our common stock issued and outstanding as of the date of this prospectus

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Common Stock	Wiktor Moroz Gieldowa 4а, Warsaw 01-211, Poland	2,500,000	100%
All directors and executive officers as a group (1 person)		2,500,000	100%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of January 10, 2022 we have issued 2,500,000 shares of company common stock valued at 0.0001 per share to Wiktor Moroz in the capacity of Director of the Company for providing services such as company incorporation, preparation of S-1, preparation year end financials for consideration of $250.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify a director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

36

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov

37

RAPID LINE INC.

CONDENSED FINANCIAL STATEMENT (AUDITED)

FOR THE FISCAL YEAR ENDED JANUARY 31, 2022

F-1

Gries & Associates, LLC Certified Public Accountants 501 S. Cherry St, Ste 1100 Denver, Colorado 80246

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Rapid Line Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Rapid Line Inc. (the Company) as of January 31, 2022 and the related statement of operations, stockholders’ deficit and cash flows for the period then ended and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2022, and the results of its operations and its cash flows for each of the period then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has negative working capital of $129, has incurred losses since inception of $731, and has not received any revenues These factors create an uncertainty as to the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of Matters-Risks and Uncertainties

The Company is not able to predict the ultimate impact that COVID -19 will have on its business. However, if the current economic conditions continue, the pandemic could have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company plans to operate.

We have served as the Company’s auditor since 2022.

Denver, Colorado

March 21, 2022

F-2

RAPID LINE INC.

BALANCE SHEET

From January 10, 2022 (Inception) to January 31, 2022

ASSETS

Current Assets
Cash on hand	$51
Total Current Assets	51
Non-Current Intangible Assets
Mobile Application and Website Development	40,648
Total Non- Current Intangible Assets	40,648
Total Assets	$40,699

LIABILITIES

Current liabilities
Interest Payable	$180
Total current liabilities	180
Long term liabilities
Promissory Note	41,000
Total long term liabilities	41,000
Total Liabilities	41,180

Common stock, $0.0001 par value, 75,000,000 shares authorized; 2,500,000 shares issued and outstanding	250
Additional paid-in-capital	–
Accumulated deficit	(731)
Total Stockholders’ Equity	(481)

Total Liabilities and Stockholders’ Equity	$40,699

The accompanying notes are an integral part of these financial statements

F-3

RAPID LINE INC.

STATEMENT OF OPERATIONS

From January 10, 2022 (Inception) to January 31, 2022

REVENUES	$–

OPERATING EXPENSES
General and Administrative Expenses	731
TOTAL OPERATING EXPENSES	(731)

NET INCOME (LOSS) FROM OPERATIONS	(731)

PROVISION FOR INCOME TAXES	–

NET INCOME (LOSS)	$(731)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,500,000

The accompanying notes are an integral part of these financial statements.

F-4

RAPID LINE INC.

STATEMENT OF STOCKHOLDER EQUITY

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, January 10, 2022	–	$–	$–	$–	$–

Shares issued for cash at $0.0001 per share on January 10, 2022	2,500,000	250	–	–	250

Net loss for the year ended January 31, 2022	–	–	–	(731)	(731)

Balance, January 31, 2022	2,500,000	$250	$–	$(731)	$(481)

The accompanying notes are an integral part of these financial statements.

F-5

RAPID LINE INC.

STATEMENT OF CASH FLOWS

From January 10, 2022 (Inception) to January 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(731)
Interest payable	180
CASH FLOWS USED IN OPERATING ACTIVITIES	(551)

CASH FLOWS USED IN INVESTING ACTIVITIES
Mobile application and Website	(40,648)
CASH FLOWS USED IN OPERATING ACTIVITIES	(40,648)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	250
Promissory Note	41,000
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	$41,250

Net increase in cash and equivalents	51
Cash and equivalents at beginning of the period	–
Cash and equivalents at end of the period	51

Supplemental cash flow information:
Cash paid for:
Interest	$–
Taxes	$–

The accompanying notes are an integral part of these financial statements.

F-6

RAPID LINE INC.

NOTES TO THE FINANCIAL STATEMENTS

SINCE INCEPTION ON JANUARY 10, 2022 TO JANUARY 31, 2022

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

RAPID LINE INC. (referred as the “Company”, “we”, “our”) is a development stage company formed to commence operations concerned with online education. We were incorporated under the laws of the state of Wyoming on January 10, 2022. From our formation we were engaged in the business of namely the development, marketing and business process analysis, problem solving and general business services by our CEO, sole Officer and Director Mr. Moroz.

Our executive and business office is located at Gieldowa 4A, Warsaw 01-211, Poland, and our telephone number is +48222196622.

NOTE 2 – GOING CONCERN

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $731 at January 31, 2022, a net loss of $731 since inception to January 31, 2022. The Company has Promissory Notes on a balance sheet of $41,000 at January 31, 2022. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The extent of the impact of the coronavirus ("COVID-19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The Company’s year-end is January 31, 2022.

F-7

Development Stage Company

The Company is a development stage company as defined in ASC 915 “Development Stage Entities”. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since Inception has been considered as part of the Company's development stage activities.

The Company has elected to adopt application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company issued 2,500,000 common shares for $250 at par value $0.0001 for the purpose of taking care of financial operations for the Company by the director Wiktor Moroz.

Mobile Application and Website development - amortization

The Company is using straight - line amortization for our mobile application and website since they are fully operational as of January 15, 2022.

Mobile Application and Website – $41,000

Term of amortization – 60 months (5 years)

As of January 31, 2022 the company’s accumulated amortization was $352.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

F-8

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

As of January 31, 2022, there were no potentially dilutive debt or equity instruments issued or outstanding.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Intangible Asset Impairment analysis

Per US GAAP, ASC 360-10-35-17, an impairment loss shall be recognized only if the carrying amount of a long-lived asset is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. That assessment shall be based on the carrying amount of the asset at the date it is tested for recoverability, whether in use (see paragraph 360-10-35-33) or under development (see paragraph 360-10-35-34). An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value.

NOTE 4 – LOAN FROM DIRECTOR

As of January 10, 2022, the Company issued 2,500,000 shares of common stock to a director at $0.0001 per share in consideration of $250 to pay partial Incorporation fees expenses;

NOTE 5 – COMMON STOCK

As of January 10, 2022, the Company issued 2,500,000 shares of common stock to a director at $0.0001 per share in consideration of $250.

As of January 31, 2022, the Company had issued and outstanding 2,500,000 shares of common stock.

F-9

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Our sole officer and director, Wiktor Moroz, has agreed to provide her own premise under office needs. He will not take any fee for these premises, it is for free use.

The extent of the impact of the coronavirus ("COVID-19") outbreak on the financial performance of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

NOTE 7 – INCOME TAXES

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

The reconciliation of income tax benefit (expenses) at the U.S. statutory rate at 21% for the period ended as follows:

January 31, 2022

Tax benefit (expenses) at U.S. statutory rate	$(154)
Change in valuation allowance	154
Tax benefit (expenses), net	$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows:

January 31, 2022

Net operating loss	$(154)
Valuation allowance	154
Deferred tax assets, net	$–

The Company has accumulated approximately $731 of net operating losses (“NOL”) carried forward to offset future taxable income up to 20 years, if any, in future years which begin to expire in year 2038. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to January 31, 2022 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-10

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distributions are as follows:

SEC Fee	$10
Legal and Professional Fees	2,000
Accounting and auditing	12,000
Transfer Agent fees	2,000
EDGARization	1,500
TOTAL	$17,510

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On January 10, 2022 the Company issued a total of 2,500,000 shares of common stock at a price of $0.0001 per share for a consideration of $250 to Wiktor Moroz, Director of Rapid Line Inc.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

III-1

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion re: Legality
10.1	Mobile Application Promissory Note
10.2	Website Promissory Note
10.3	Mobile Application Purchase Agreement
10.4	Website Purchase Agreement
10.5	Subscription Agreement
23.1	Consent of Independent Auditor
107	Filing Fee Table

ITEM 17. UNDERTAKINGS.

 a. The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of   securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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3. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (230.430B of this chapter):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

4. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities(other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 21, 2022.

Rapid Line Inc., Registrant

By:	/s/ Wiktor Moroz
Wiktor Moroz, CEO, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: March 21, 2022	By:	/s/ Wiktor Moroz
Wiktor Moroz, CEO, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Sole Director

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